News from

Buckeye

FOR IMMEDIATE RELEASE
                Contact:                                  Steve Dean
                                Sr. Vice President
                      and Chief Financial Officer
            901-320-8352
                                                                          Daryn Abercrombie
                                                                         Investor Relations
                                                                        901-320-8908
                                                                                        Website:  www.bkitech.com

BUCKEYE INCREASES QUARTERLY DIVIDEND

MEMPHIS, TN April 24, 2012 – Buckeye Technologies Inc. (NYSE:BKI) announced today that its Board of Directors declared a regular quarterly cash dividend in the amount of $0.08 per common share payable on June 15, 2012 to shareholders of record as of the close of business on May 15, 2012.  The quarterly dividend represents a 14% increase on the $0.07 per common share paid last quarter.

Buckeye, a leading manufacturer and marketer of specialty fibers and nonwoven materials, is headquartered in Memphis, Tennessee, USA.  The Company currently operates facilities in the United States, Germany, and Canada.  Its products are sold worldwide to makers of consumer and industrial goods.

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties, including but not limited to economic, competitive, governmental, and technological factors affecting the Company’s operations, financing, markets, products, services and prices, and other factors.  For further information on factors which could impact the Company and the statements contained herein, please refer to public filings with the Securities and Exchange Commission.